Exhibit 99.1

CV Sciences, Inc. Reports Fiscal Year-End 2022 Financial Results

San Diego, CA - March 29, 2022 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the year and quarter ended December 31, 2022.

Fiscal 2022, Fourth Quarter 2022 and Recent Financial and Operating Highlights
•Generated revenue of $16.2 million for fiscal year 2022 compared to $20.0 million for 2021; Revenue of $3.9 million for the fourth quarter 2022 sequential increase of 3% from $3.8 million in the third quarter 2022;
•Recognized gross margin of 34.2% for fiscal year 2022 compared to 43.0% for 2021; Gross margin of 40.4% for the fourth quarter 2022 compared to 41.6% in the third quarter 2022;
•Cash balance of $0.6 million at year end compared to $1.4 million at the end of 2021;
•Reduced operating expenses by 54% to $12.4 million for fiscal year 2022 compared to $27.1 million for 2021;
•Generated cash flow from operations of $0.2 million in the fourth quarter of 2022 resulting in best quarterly operating cash results since the second quarter of 2019;
•Regained number one position as top-selling hemp extract brand in the natural product retail sales channel, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry;
•Launched four unique Over-the-Counter (OTC) pain relief topical products (Q1 2022);
•Launched PlusCBDTM Relief softgels to wellness line of CBD products (Q1 2022);
•Claimed refundable employee retention credit (ERC) under the CARES Act for a total of $2.5 million (Q1 and Q3 2022).
•Completed move to more efficient and cost effective facility in San Diego (Q2 2022);
•Launched PlusCBDTM Reserve Collection 30ct softgels to support stress relief and relaxation (Q3 2022);
•Extinguished entire outstanding convertible debt (Q3 2022);
•Settled six shareholder derivative lawsuits (Q3 2022);
•Launched PlusCBDTM Daily Balance, a new line of THC-free gummies and softgels (Q1 2023);
•Received formal notice of patent issuance from Japan Patent Office for formulations containing CBD and nicotine for treating smokeless tobacco addiction (Q1 2023);

•Received preliminary approval of proposed settlement of shareholder derivative lawsuit (Q1 2023); and
•Continued to evaluate strategic opportunities, including consideration of inbound and outbound merger, sale, acquisition or other options for the Company.

"We are focused on building for the future with several key initiatives, including: introduction of new exciting products; growing our existing sales channels; pursuing new sales channels including international opportunities; and continue to operate our business cost efficiently," stated Joseph Dowling, Chief Executive Officer of CV Sciences. "Our fourth quarter positive operating cash results of $0.2 million exceeded our expectations and we are encouraged by improvements we have made to reduce operating expense. In addition, we received very positive consumer response from our most recent new product launches. Our product quality and innovation team helped broaden our business in 2022. We believe our recently launched Reserve Collection and Wellness Line of products are evidence of our strong pipeline, and demonstrate our ability to develop innovative products that address the need-states of our customers. Our flagship PlusCBDTM brand continues to improve its number one position and gain market share in the natural product channel, and, with our portfolio of high-quality and proven products, we believe the Company is positioned for future growth. We have strengthened our balance sheet and continue to operate cost efficiently and plan to continue participating in the consolidation and brand contraction of the CBD market by continuing to execute on our key strategic initiatives, and leveraging core competitive advantages to drive long-term growth and shareholder value.”

Operating Results - Full Year 2022 Compared to Full Year 2021
Sales for fiscal 2022 were $16.2 million, a decrease of 19% from $20.0 million in 2021. The decline is primarily due to lower retail sales in our retail channel, mostly resulting from reduced sales to independent natural product retailers and FDM accounts. The total number of units sold during 2022 decreased by 22%, partially offset by increases in average sales price per unit in the second half of 2022. In addition, our revenue in 2022 was negatively impacted by supply chain challenges with certain contract manufacturers. The Company reduced its operating loss to $6.8 million in 2022, compared to an operating loss of $18.4 million in the prior year, mostly due to reductions of its selling, general and administrative expenses. The Company had negative adjusted EBITDA for fiscal 2022 of $6.1 million, compared to negative adjusted EBITDA of $10.0 million in 2021.

Fourth Quarter 2022 Results
During the fourth quarter of 2022, sales increased 3% sequentially to $3.9 million compared to $3.8 million in the third quarter of 2022. Fourth quarter sales decreased 22% compared to the same prior year period due to the strong competitive environment and supply chain challenges. During the fourth quarter of 2022, we generated positive cash flow from operating activities of $0.2 million, compared to cash usage from operating activities of $0.5 million in the third quarter of 2022 and $1.2 million in the same prior year period.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1605512&tp_key=1a982e2640. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately two hours after the call concludes, and will be available through Wednesday, April 5, 2023, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13737327.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in hemp extracts and other proven, science-backed, natural ingredients and products, which are sold through a range of sales channels from B2B to B2C. The Company's PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are one of the top-selling brands of hemp extracts in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company's products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with company and regulatory standards and specifications. With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California. The Company also operates a drug development program focused on developing and commercializing CBD-based novel therapeutics. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information
ir@cvsciences.com

CV SCIENCES, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Years ended December 31,
	2022	2021
Product sales, net	$16,205	$20,048
Cost of goods sold	10,655	11,432
Gross profit	5,550	8,616

Operating expenses:
Research and development	307	1,185
Selling, general and administrative	12,090	25,877
	12,397	27,062

Operating loss	(6,847)	(18,446)

Gain on debt extinguishment	(127)	(2,945)
Interest expense, net	1,541	140

Loss before income taxes	(8,261)	(15,641)
Income tax benefit	(47)	(87)
Net loss	(8,214)	(15,554)
Deemed dividend for beneficial conversion of Series A convertible preferred stock	920	—
Net loss attributable to common stockholders	$(9,134)	$(15,554)

Weighted average common shares outstanding, basic and diluted	138,034	107,817
Net loss per common share, basic and diluted	$(0.07)	$(0.14)

CV SCIENCES, INC.
BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$611	$1,375
Accounts receivable, net	766	2,041
Inventory	6,563	8,624
Prepaid expenses and other	3,190	2,146
Total current assets	11,130	14,186

Property & equipment, net	575	1,717
Right of use assets	275	—
Intangibles, net	251	1,485
Other assets	505	678
Total assets	$12,736	$18,066

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$2,284	$2,624
Accrued expenses	9,690	10,915
Operating lease liability - current	117	—
Convertible notes	—	612
Debt, net	1,223	310
Total current liabilities	13,314	14,461

Operating lease liability - net of current portion	188	—
Deferred tax liability	11	62
Total liabilities	13,513	14,523

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 and no shares issued as of December 31, 2022 and 2021, respectively; no shares outstanding as of December 31, 2022 and 2021	—	—
Common stock, par value $0.0001; 790,000 and 190,000 shares authorized as of December 31, 2022 and 2021, respectively; 152,104 and 112,482 shares issued and outstanding as of December 31, 2022 and 2021, respectively	15	11
Additional paid-in capital	86,897	83,007
Accumulated deficit	(87,689)	(79,475)
Total stockholders' equity (deficit)	(777)	3,543

Total liabilities and stockholders' equity (deficit)	$12,736	$18,066

CV SCIENCES, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	Years ended December 31,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(8,214)	$(15,554)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	992	1,153
Stock-based compensation	1,009	3,210
Deferred taxes	(51)	(94)
Employee retention credit benefit	(2,516)	—
Note discount and interest expense	1,563	72
Gain on debt extinguishment	(127)	(2,945)
Impairment of goodwill and intangible assets	1,234	5,033
Gain on lease termination	—	(972)
Non-cash lease expense	70	350
Bad debt expense	—	74
Loss on sale of property and equipment	150	25
Other	449	247
Change in operating assets and liabilities:
Accounts receivable, net	1,065	(989)
Inventory	2,061	216
Prepaid expenses and other	1,680	1,045
Accounts payable and accrued expenses	(1,250)	1,644
Net cash flows used in operating activities	(1,885)	(7,485)

INVESTING ACTIVITIES
Purchase of property and equipment	—	(35)
Net cash flows used in investing activities	—	(35)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock and common stock warrants	700	—
Issuance costs related to issuance of preferred stock and common stock warrants	(146)	—
Proceeds from issuance of convertible notes	1,000	1,000
Debt issuance costs related to convertible notes	(46)	(229)
Proceeds from note payable	2,000	—
Debt issuance costs related to note payable	(423)	—
Proceeds from issuance of common stock	—	4,407
Repayment of convertible notes	(675)	—
Repayment of note payable	(953)	—
Repayment of unsecured debt	(336)	(808)
Net cash flows provided by financing activities	1,121	4,370

Net decrease in cash	(764)	(3,150)
Cash, beginning of year	1,375	4,525
Cash, end of year	$611	$1,375

Supplemental cash flow disclosures:
Interest paid	$6	$10
Income taxes paid	$2	$13
Supplemental disclosure of non-cash transactions:
Purchase of insurance through issuance of note payable	$245	$397
Derecognition of operating ROU lease asset related to operating lease termination	$—	$(2,773)
Conversion of convertible debt	$(1,284)	$(230)
Forgiveness of PPP loan	$—	$(2,945)
Services paid with common stock	$384	$—

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net loss plus depreciation and interest expense, minus income tax benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss attributable to common stockholders to non-GAAP net loss for the years ended December 31, 2022 and 2021 is detailed below (in thousands, except per share data):

	Years ended December 31,
	2022	2021
Net loss attributable to common stockholders - GAAP	$(9,134)	$(15,554)
Stock-based compensation (1)	1,009	3,210
Gain on extinguishment of debt (2)	(127)	(2,945)
Gain on lease termination (3)	—	(906)
Goodwill and intangible asset impairment (4)	1,234	5,033
Employee retention credit benefit (5)	(2,516)	—
Note discount and interest expense (6)	1,535	130
Deemed dividend (7)	920	—
Net loss - non-GAAP	$(7,079)	$(11,032)

Diluted EPS attributable to common stockholders - GAAP	$(0.07)	$(0.14)
Stock-based compensation (1)	0.01	0.03
Gain on extinguishment of debt (2)	—	(0.03)
Gain on lease termination (3)	—	(0.01)
Goodwill and intangible asset impairment (4)	0.01	0.05
Employee retention credit benefit (5)	(0.02)	—
Note discount and interest expense (6)	0.01	—
Deemed dividend (7)	0.01	—
Diluted EPS - non-GAAP	$(0.05)	$(0.10)

Shares used to calculate diluted EPS - GAAP and non-GAAP	138,034	107,817
_____________
(1)Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents gain on extinguishment of debt related to our convertible notes (2022) and PPP loan (2021).
(3)Represents gain associated with lease termination agreement for our main facility (2021).
(4)Represents goodwill and intangible asset impairment charges.
(5)Represents expense reduction related to benefit for employee retention credit.
(6)Represents amortization of OID/debt issuance costs and interest expense for convertible notes payable and notes payable.
(7)Represents deemed dividend associated with beneficial conversion charge of conversion of Series A Convertible Preferred Stock.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the years ended December 31, 2022 and 2021 is detailed below (in thousands):

	Year ended December 31,
	2022	2021
Net loss	$(8,214)	$(15,554)
Depreciation	992	1,153
Interest expense	1,541	140
Income tax benefit	(47)	(87)
EBITDA	(5,728)	(14,348)
Stock-based compensation (1)	1,009	3,210
Gain on extinguishment of debt (2)	(127)	(2,945)
Gain on lease termination (3)	—	(906)
Goodwill and intangible asset impairment (4)	1,234	5,033
Employee retention credit benefit (5)	(2,516)	—
Adjusted EBITDA	$(6,128)	$(9,956)

______________
(1)Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents gain on extinguishment of debt related to our convertible notes (2022) and PPP loan (2021).
(3)Represents gain associated with lease termination agreement for our main facility (2021).
(4)Represents goodwill and intangible asset impairment charges.
(5)Represents expense reduction related to benefit for employee retention credit.